                                                                      EXHIBIT 16

        Global SmallCap Fund - Class C
            10/21/94 - 06/30/95

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
                                                  Since              Since
                                                Inception          Inception
                                              Average Annual         Total
                                               Total Return         Return*
                                              --------------       ---------
Initial Investment                               $1,000.00         $1,000.00

Divided by Net Asset Value                            9.80              9.80
                                                 ---------         ---------
Equals Shares Purchased                            102.041           102.041

Plus Shares Acquired through
  Dividend Reinvestment                              0.057             0.057
                                                 ---------         ---------
Equals Shares Held at 06/30/95                     102.097           102.097

Multiplied by Net Asset Value at 06/30/95             8.84              8.84
                                                 ---------         ---------
Equals Ending Value before deduction for
  contingent deferred sales charge                  902.54            902.54

Less deferred sales charge                           (9.02)             0.00
                                                 ---------         ---------
Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 06/30/95               893.52            902.54
                                                 ---------         ---------
Divided by $1,000 (P)                               0.8935            0.9025

Subtract 1                                         -0.1065           -0.0975

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)        -10.65%
                                                 =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                               -9.75%
                                                                   =========
ERV divided by P                                    0.8935

Raise to the power of                               1.4484

Equals                                              0.9495

Subtract 1                                         -0.1505

Expressed as a percentage equals the
  Average Annualized Total Return                  -15.05%
                                                 =========
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* Does not include sales charge for the period.